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MANAGEMENT’S REPORT ON ASSESSMENT OF COMPLIANCE WITH

SEC REGULATION AB SERVICING CRITERIA

1.	BellOak, LLC (the “Company”, or “BellOak”) is responsible for assessing compliance with the servicing criteria applicable to it in Items 1122(d)(3)(i)(A-B) and 1122(d)(4)(vii) of the U.S. Securities and Exchange Commission’s Regulation AB, as of and for the year ended December 31, 2024, (the “Reporting Period”), as set forth in Appendix A hereto (the “applicable servicing criteria”). The transactions covered by this report include asset-backed securities transactions for which the Company acted as the Senior Trust Advisor, Trust Advisor, and Operating Advisor for the asset-backed securities transactions listed in Appendix B hereto (the “Platform”).

2.	BellOak, LLC used the criteria set forth in Items 1122(d)(3)(i)(A-B) and 1122(d)(4)(vii) of paragraph (d) of Item 1122 of Regulation AB (defined in Appendix A) to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.	BellOak, LLC has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2024, for the Platform.

4.	Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

BellOak, LLC
February 20, 2025

/s/ Dennis Grzeskowiak
Dennis Grzeskowiak, Principal of BellOak, LLC

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Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA
Reference	Criteria
Item 1122(d)(3)(i)(A-B)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements.
Item 1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

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Appendix B – The Platform

BellOak, LLC was named as the Senior Trust Advisor, Trust Advisor and Operating Advisor for all portfolios listed below. However, there was only activity requiring BellOak, LLC to perform the role of Senior Trust Advisor, Trust Advisor, and Operating Advisor for the portfolios designated with a “X” throughout the period in scope listed below.

Portfolio Name:	Service Agreement Date	Loan Servicing Period:	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2024
245 Park Avenue Trust 2017-245P	May 30, 2017	1/1/2024 to 12/31/2024
WFCM 2017-C41	November 1, 2017	1/1/2024 to 12/31/2024
WFCMT 2017-C39	August 1, 2017	1/1/2024 to 12/31/2024
CGCMT 2017-B1	August 1, 2017	1/1/2024 to 12/31/2024
MSC 2017-H1	June 1, 2017	1/1/2024 to 12/31/2024
WFCM 2017-RB1	March 1, 2017	1/1/2024 to 12/31/2024
WFCM 2016-C37	December 1, 2016	1/1/2024 to 12/31/2024
WFCM 2016-NXS6	October 1, 2016	1/1/2024 to 12/31/2024
WFCM 2016-LC24	September 1, 2016	1/1/2024 to 12/31/2024
WFCM 2015-C31	November 1, 2015	1/1/2024 to 12/31/2024
WFCM 2015-SG1	August 1, 2015	1/1/2024 to 12/31/2024	X
WFCM 2015-C29	June 1, 2015	1/1/2024 to 12/31/2024
GSMS 2015-GC30	May 1, 2015	1/1/2024 to 12/31/2024
WFCM 2015-NXS1	April 1, 2015	1/1/2024 to 12/31/2024	X
WFRBS 2014-C25	December 1, 2014	1/1/2024 to 12/31/2024
WFRBS 2014-C23	September 1, 2014	1/1/2024 to 12/31/2024
WFRBS 2014-C21	August 1, 2014	1/1/2024 to 12/31/2024	X
GSMS 2013-GC10	February 1, 2013	1/1/2024 to 12/31/2024
GSMS 2013-GC13	May 1, 2013	1/1/2024 to 12/31/2024
GSMS 2014-GC20	April 1, 2014	1/1/2024 to 12/31/2024	X
MSBAM 2013-C12	October 1, 2013	1/1/2024 to 12/31/2024
WFRBS 2013-C13	May 1, 2013	1/1/2024 to 12/31/2024	X
WFRBS 2013-C15	August 1, 2013	1/1/2024 to 12/31/2024	X
WFRBS 2013-C17	October 1, 2013	1/1/2024 to 9/17/2024	X
WFRBS 2014-C19	March 1, 2014	1/1/2024 to 9/11/2024
CGCMT 2014-GC23	August 1, 2014	1/1/2024 to 12/31/2024
BMARK 2023 V2	May 1, 2023	1/1/2024 to 12/31/2024
CRSO 2023 - BRND	July 1, 2023	1/1/2024 to 12/31/2024
BBCMS 2023 C21	October 1, 2023	1/1/2024 to 12/31/2024
WFCM 2015 LC20	March 1, 2015	1/1/2024 to 12/31/2024
WFRBS 2014-LC14	February 1, 2014	1/1/2024 to 12/31/2024	X
WFCM 2015 C27	March 1, 2015	1/1/2024 to 12/31/2024	X
CGCMT 2016 C3	November 1, 2016	1/1/2024 to 12/31/2024
BMO 2023-5C2	November 1, 2023	1/1/2024 to 12/31/2024

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Portfolio Name:	Service Agreement Date	Loan Servicing Period:	Senior Trust Advisor, Trust Advisor, and Operating Advisor activity required as of and for the year ended December 31, 2024
MSWF 2023-2	December 1, 2023	1/1/2024 to 12/31/2024
DTP 2023 STE2	December 28, 2023	1/1/2024 to 12/31/2024
DBUBS 2011-LC3	August 1, 2011	1/1/2024 to 12/31/2024
JPMCC 2012-CIBX	June 1, 2012	1/1/2024 to 12/31/2024
UBS 2011-C1	December 1, 2011	1/1/2024 to 12/31/2024
WFRBS 2012-C9	October 12, 2012	1/1/2024 to 12/31/2024
BBCMS 2024-C24	February 2, 2024	2/1/2024 to 12/31/2024
BMARK 2024 V5	January 1, 2024	1/1/2024 to 12/31/2024
JPMCC 2024 OMNI	September 24, 2024	9/24/2024 to 12/31/2024
ARZ 2024 BILT	May 1, 2024	5/1/2024 to 12/31/2024
LOEWS 2024 MIA	September 10, 2024	9/10/2024 to 12/31/2024
MCR 2024 TWA	June 20, 2024	6/20/2024 to 12/31/2024
CALI 2024 SUN	July 9, 2024	7/9/2024 to 12/31/2024
JW 24 MRCO	June 21, 2024	6/21/2024 to 12/31/2024
PGA 2024 RSR2	June 6, 2024	6/6/2024 to 12/31/2024
ELCML 2024 GTWY	August 29, 2024	8/29/2024 to 12/31/2024
AREIT 2024 C9 (CLO)	May 1, 2024	5/1/2024 to 12/31/2024
BMO 2024C8	March 1, 2024	3/1/2024 to 12/31/2024
PFP 2024-11 (CLO)	August 5, 2024	8/5/2024 to 12/31/2024
WFCM 20241CHI	June 25, 2024	6/25/2024 to 12/31/2024
WFCM 2024-BPRC	July 15, 2024	7/15/2024 to 12/31/2024
BMO 20245C5	August 1, 2024	8/1/2024 to 12/31/2024
BBCMS 2024 5C27	July 1, 2024	7/1/2024 to 12/31/2024
BANK5 2024 5YR10	October 1, 2024	10/1/2024 to 12/31/2024
TPG 2024 WLSC	November 15, 2024	11/15/2024 to 12/31/2024
WFCM 2024 GRP	October 30, 2024	10/30/2024 to 12/31/2024
BMO 20245C7	October 1, 2024	10/1/2024 to 12/31/2024
BBCMS 2024 C30	November 1, 2024	11/1/2024 to 12/31/2024
JPMCC 2024 IGLG	November 15, 2024	11/15/2024 to 12/31/2024
BPR 2024 PRK	November 15, 2024	11/15/2024 to 12/31/2024